   As filed with the Securities and Exchange Commission on July 5, 1994

                                        Registration No. 33-_____
==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                           ____________________

                                 Form S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                           ____________________

                           WELLS FARGO & COMPANY
          (Exact name of registrant as specified in its charter)

          Delaware                          13-2553920
  (State of incorporation)     (I.R.S. Employer identification No.)

          420 Montgomery Street, San Francisco, California 94104
            (Address of principal executive offices) (Zip Code)

              WELLS FARGO & COMPANY LONG-TERM INCENTIVE PLAN
                         (Full title of the Plan)
                           ____________________

                           PATRICIA R. CALLAHAN
              Executive Vice President and Personnel Director
                           Wells Fargo & Company
          420 Montgomery Street, San Francisco, California 94104
                              (415) 396-5196
         (Name, address and telephone number of agent for service)
                           ____________________

                                 Copy to:
                           GUY ROUNSAVILLE, JR.
           Executive Vice President, Chief Counsel and Secretary
                           Wells Fargo & Company
          420 Montgomery Street, San Francisco, California 94104
                           ____________________

                      CALCULATION OF REGISTRATION FEE
==========================================================================
  Title of	               Proposed        Proposed
 Securities	  Amount        Maximum         Maximum       Amount of
    to be         to be    Offering Price     Aggregate    Registration
 Registered	Registered   Per Share (1)  Offering Price       Fee
- --------------------------------------------------------------------------
Common Stock,	 2,000,000
Par Value $5	  shares       $153.38       $306,760,000    $105,779.31
==========================================================================
(1) Estimated solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices reported for the Common Stock on the New York Stock Exchange Composite Tape on June 27, 1994, in accordance with Rule 457(c).

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

	The Company hereby incorporates by reference in this Registration Statement the following documents:

	(a) The Company's Annual Report on Form 10-K for the year ended December 31, 1993;

	(b)  The Company's Current Reports on Form 8-K filed
January 20 and April 19, 1994, and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994; and

	(c) The description of the Company's Common Stock included in Item 4 of the Company's Registration Statement on Form 8-B, filed June 17, 1987.

	All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effec-tive amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.


Item 5.  Interests of Named Experts and Counsel.

	The legality of the shares of Common Stock registered hereby have been passed upon for the Company by Guy Rounsaville, Jr., Executive Vice President, Chief Counsel and Secretary of the Company. As of May 31, 1994, Mr. Rounsaville owned 6,000 shares of Common Stock, had beneficial ownership of an additional 1,326 shares through the Company's Tax Advantage and Retirement Plan, had been awarded options to purchase 27,275 shares of Common
Stock and, subject to continued employment through July 1, 1994, had the right to receive an additional 440 shares.


Item 6.  Indemnification of Directors and Officers.

	Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Company's By-Laws require the Company to indemnify its directors, officers and employees to the full extent permitted by Delaware


law against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as such, including proceedings under the Securities Act of 1933 or the Securities Exchange Act of 1934. The By-Laws further provide that rights conferred under such By-Laws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, provision of any certificate of incorporation, by-law, agreement, vote of stockholders, disinterested directors or otherwise. The Restated Certificate of Incorporation of the Company precludes, with certain exceptions, the Company and its stockholders from recovering monetary damages from directors for business decisions found by a court to have been negligent or grossly negligent, including decisions relating to a change in control of the Company.

	Subject to certain deductibles and exclusions as to cover-age, under policies of insurance issued to the Company each director and each officer of the Company and all of its subsidi-aries, and each such person serving at the request of the Company as a director of an unaffiliated corporation, is insured with an annual aggregate limit of $105,000,000 against liability for losses incurred by them while acting in their capacities as such directors or officers. Subject to deductibles and exclusions under the same policies, the Company is entitled to reimbursement under such policies for certain amounts paid by it as indemnification to such directors and officers. As authorized by
Section 145 of the Delaware General Corporation Law, the cost of such insurance is borne by the Company.


Item 8.  Exhibits.

	 4        Wells Fargo & Company Long-Term Incentive Plan.

	 5        Opinion of Guy Rounsaville, Jr.

	23(a)     Consent of KPMG Peat Marwick.

	23(b)     Consent of Guy Rounsaville, Jr., contained in the
               opinion filed as Exhibit 5 hereto.

	24        Power of Attorney, set forth on pages II-5 through
               II-7 of this Registration Statement.


Item 9.  Undertakings.

A.  To File Post-Effective Amendments.

	The undersigned Registrant hereby undertakes:

	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:



            (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent
     a fundamental change in the information set forth	in the
     Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

	(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


B.  To Renew Annually.

	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


C.  To Submit Indemnification Claims to Court.

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the fore-going provisions, or otherwise, the Registrant has been advised


that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the pay-ment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdic-tion the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.











































                                SIGNATURES

The Registrant

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Francisco, State of California, on the 21st day of June 1994.



                               WELLS FARGO & COMPANY



                               By:     PATRICIA R. CALLAHAN
                                       Patricia R. Callahan
                                     Executive Vice President
                                      and Personnel Director



                             POWER OF ATTORNEY



KNOW EVERYONE BY THESE PRESENTS:

	That the undersigned officers and directors of Wells Fargo & Company, a Delaware corporation, do hereby constitute and appoint Carl E. Reichardt, Paul Hazen, Rodney L. Jacobs, Patricia R. Callahan, and any one of them, the lawful attorney and agent, with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or require-ments of the Securities and Exchange Commission in connection with this Registration Statement or any amendment thereto. With-out limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereto, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof.





	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:



      Signature                Title                  Date



  CARL E. REICHARDT        Chairman of the         June 21, 1994
  Carl E. Reichardt        Board (Principal
                           Executive Officer)


     PAUL HAZEN            President and           June 21, 1994
     Paul Hazen            Director


  RODNEY L. JACOBS         Vice Chairman and       June 21, 1994
  Rodney L. Jacobs         Chief Financial
                           Officer (Principal
                           Financial Officer)


  FRANK A. MOESLEIN        Executive Vice          June 30, 1994
  Frank A. Moeslein        President and
                           Controller
                           (Principal
                            Accounting Officer)


  H. JESSE ARNELLE             Director            June 21, 1994
  H. Jesse Arnelle


 WILLIAM R. BREUNER            Director            June 21, 1994
 William R. Breuner


  WILLIAM S. DAVILA            Director            June 21, 1994
  William S. Davila


 RAYBURN S. DEZEMBER           Director            June 21, 1994
 Rayburn S. Dezember


 ROBERT K. JAEDICKE            Director            June 21, 1994
 Robert K. Jaedicke







      Signature                Title                  Date



                              Director
   Paul A. Miller


                              Director
   Ellen M. Newman


  PHILIP J. QUIGLEY           Director             June 21, 1994
  Philip J. Quigley


   DONALD B. RICE             Director             June 21, 1994
   Donald B. Rice


    CHANG-LIN TIEN            Director             June 21, 1994
    Chang-Lin Tien


    JOHN A. YOUNG             Director             June 21, 1994
    John A. Young































                             INDEX TO EXHIBITS



                                                    Sequentially
                                                      Numbered
Exhibit No.             Description                     Page


 4              Wells Fargo & Company
                Long-Term Incentive Plan.

 5              Opinion of Guy Rounsaville, Jr.

23(a)           Consent of KPMG Peat Marwick.

23(b)           Consent of Guy Rounsaville, Jr.
                is contained in his opinion
                filed as Exhibit 5 hereto.

24              Power of Attorney is set forth
                on pages II-5 through II-7 of
                this Registration Statement.

                                                 Exhibit 5

                               June 21, 1994
Wells Fargo & Company
420 Montgomery Street
San Francisco, CA  94163


Ladies and Gentlemen:

		Reference is made to the filing by Wells Fargo & Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 under the Securities Act of 1933 relating to 2,500,000 shares of its Common Stock issuable under the Wells Fargo & Company Long-Term Incentive Plan. In my opinion, to the extent that shares of Common Stock are issued originally under the Plan (as opposed to shares from the Company's treasury), such shares of Common Stock, when issued in accordance with the provisions of the aforesaid Plan and Registration Statement, will be validly issued, fully paid and nonassessable.

		I consent to the reference to me under Item 5 of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.



                               	Very truly yours,


					       	GUY ROUNSAVILLE, JR.

                                                 Exhibit 23(a)

The Board of Directors
Wells Fargo & Company:


		We consent to the incorporation by reference in the registration statement on Form S-8 filed July 5, 1994 of Wells Fargo & Company of our report dated January 18, 1994 relating to the consolidated balance sheets of Wells Fargo & Company and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1993.



					KPMG Peat Marwick





San Francisco, California
July 5, 1994